UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 27, 2007

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 27, 2007, management and the Audit Committee (the “Audit Committee”) of the Board of Directors of Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), concluded that a change related to the classification of certain short-term assets on the Company’s balance sheet was appropriate.  This classification adjustment does not have any impact on the Company’s reported net sales, operating income, net income, earnings per share, cash provided by continuing operating activities, total current assets, total assets or shareholders’ equity in those periods.  Because of this classification adjustment, management, the Audit Committee and the Board of Directors of the Company have determined that previously issued financial statements should no longer be relied upon because these financial statements should have presented investments held in auction rate securities in current assets as investment securities, rather than in current assets as cash equivalents, as previously reported.  Auction rate securities are highly liquid investments with interest rates that are reset through a “dutch auction” process that occurs every 7 to 49 days, depending on the terms of the individual security.  At each auction date, holders may elect to reset the interest rate on these securities at the rate determined by a market auction or to redeem the securities.  At the balance sheet date, there is the potential, however remote, for a failed auction in which the Company would be unable to immediately liquidate its position in these securities.  None of the dutch auctions actually failed subsequent to the balance sheet dates; however, these investments are still being classified as current investments, rather than cash equivalents on the dates impacted.

This classification adjustment impacts the following previously issued financial statements:  (i)  the condensed consolidated balance sheets at March 31, 2007 and December 31, 2006 and the condensed consolidated statement of cash flows for the three months ended March 31, 2007 included in the Company’s Form 10-Q for the quarterly period ended March 31, 2007 and filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2007 and (ii) the consolidated balance sheet as of December 31, 2006, the consolidated statements of cash flows for the years ended December 31, 2006, 2005 and 2004 and the related reports of the Company’s independent registered public accounting firm included in the Company’s Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2006 and filed with the SEC on March 7, 2007.

As a result of this classification adjustment, the Company will file the following as soon as practicable: (i) Amendment No. 1 to Form 10-Q for the quarterly period ended March 31, 2007 and (ii) Amendment No. 2 to Form 10-K for the fiscal year ended December 31, 2006.  The Company will also restate its condensed consolidated balance sheet and condensed consolidated statement of cash flows for the nine months ended September 30, 2006, previously included in the Company’s Form 10-Q for the quarterly period ended September 30, 2006 and filed with the SEC on November 6, 2006, when it files its quarterly report on Form 10-Q for the quarterly period ending September 30, 2007.

The Company’s management and the Audit Committee have discussed the disclosures made in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 30, 2007

RENAISSANCE LEARNING, INC.

By:

_/s/ Mary T. Minch

Mary T. Minch

Senior Vice President-Finance, Chief Financial
Officer and Secretary

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